U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 19, 2002

Commission File Number 33-31013-A

COMMUNITY NATIONAL BANCORPORATION
a Georgia corporation

(IRS Employer Identification No. 58-1856963)

561 East Washington Avenue - Box 2619
Ashburn, Georgia 31714-2619
(229) 567-9686

Securities Registered Pursuant to Section 12(g)
of the Securities Exchange Act of 1934:

Common Stock, No Par Value

Item 5. Other Events.

Effective September 18, 2002, Registrant entered into an agreement with Trident Securities, a division of McDonald Investments Inc. ("Trident"), wherein Trident agreed to provide financial advisory services for Registrant. The services will consist of an evaluation of the strategic alternatives available to Registrant to maximize shareholder value, including an evaluation of a possible sale or merger of Registrant. The agreement calls for Trident to have exclusive rights to perform the financial advisory services for Registrant for a period of 90 days from the date of the agreement and states that Registrant may choose in its sole discretion to pursue or not to pursue any potential sale or merger of Registrant with an interested party identified by Trident.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY NATIONAL BANCORPORATION By: /S/ Theron G. Reed
Theron G. Reed President and Chief Executive Officer